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Exhibit 14.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-111779) and the Registration Statement on Form F-4/A (No. 333-112948) of Millicom International Cellular S.A. of our report dated June 30, 2004 relating to the financial statements of CamGSM Company Limited, which appears in the Annual Report on Form 20-F/A of Millicom International Cellular S.A. for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in the registration Statement on Form F-4/A (No. 333-112948) of Millicom International Cellular S.A.

PricewaterhouseCoopers (Cambodia) Limited
Phnom Penh, Kingdom of Cambodia
January 11, 2005

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  Exhibit 14.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM